Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Pennsylvania Investment Quality Municipal Fund

811-06265


The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014 for the above-referenced fund; at this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board
Members.


The results of the shareholder votes are as follows:

<c> Common and Preferred shares voting
together as a class
<c> Preferred shares voting
together as a class
To approve a new investment
management agreement



   For
   18,051,741
                  -
   Against
        834,988
                  -
   Abstain
        671,971
                  -
   Broker Non-Votes
     5,124,952
                  -
      Total
   24,683,652
                  -



To approve a new sub-advisory
agreement



   For
   17,955,612
                  -
   Against
        780,159
                  -
   Abstain
        822,929
                  -
   Broker Non-Votes
     5,124,952
                  -
      Total
   24,683,652
                  -




Proxy materials are herein
incorporated by reference
to the SEC filing under
Conformed Submission Type
DEF 14A, accession number
0001193125-14-236565, on
June 16, 2014.